UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2013, Uroplasty, Inc. (the "Company") received a deficiency letter from The Nasdaq Stock Market LLC (the "NASDAQ") indicating that the NASDAQ has determined that the Company is not in compliance with Section 5250(c)(1) of the NASDAQ's Listing Rules because its Annual Report on Form 10-K for the year ended March 31, 2013 (the "Annual Report") was not filed on a timely basis with the Securities and Exchange Commission. The NASDAQ requires the Company to submit a plan to regain compliance within 60 days of the letter or be subject to delisting proceedings.  The Company intends to file its Annual Report well in advance of such 60 days and be in full compliance prior to the due date of the plan.

On July 3, 2013, the Company issued a press release announcing the receipt of the deficiency letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ ROBERT C. KILL
Robert C. Kill, Interim Chief Financial Officer

Dated:  July 3, 2013